                                       EX-10.23


                                 STOCK PURCHASE AGREEMENT
     This Agreement is made as of the 16 day of October 1995, by and between THE TRUST UNDER ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PALMER DIXON c/o Peter T. Dixon of East 79th Street, New York, New York 10021-0202 ("Palmer Trust"), THE TRUST UNDER ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PETER T. DIXON, c/o Peter T. Dixon of 79 East 79th Street, New York, New York 10021-0202 ("Peter Trust") and PETER T. DIXON, 79 East 79th Street, New York, New York 10021-0202 (Peter Dixon, together with the Palmer Trust and the Peter Trust, "Buyer") and THE PURO CORPORATION OF AMERICA, a Delaware corporation, with an address of 56-45 58th Street, Maspeth, New York 11378 (hereinafter referred to as the "Seller" or the "Company").
                                W I T N E S S E T H:
     WHEREAS, the Buyer wishes to acquire form the Company, and the Company desires to sell to the Buyer, one hundred twenty five thousand (125,000) shares of the Seller's common voting stock, .01 par value ( the "Common Stock") as follows: the Palmer Trust - twelve thousand five hundred (12,500) shares; the Peter Trust - sixty two thousand five hundred (62,500) shares; and Peter Dixon - fifty thousand (50,000) shares.
     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, and subject to the terms and conditions set forth herein, the Buyer and the Company agree as follows:

    I. PURCHASE OF SHARES, CONSIDERATION AND PAYMENT

    1.01 PURCHASE AND SALE OF SHARES. Upon the execution hereof, the Buyer will purchase from the Company, and the Company will, upon the terms and conditions set forth in this Agreement, sell, transfer and deliver to the Buyer, certificates evidencing Buyer's ownership of one hundred twenty five thousand (125,000) shares of the Common Stock allocated among the Buyer as set forth above (the "Stock"). Said transfer and delivery of Stock will hereinafter be referred to as the Closing.
     1.02 CONSIDERATION. As consideration for the purchase and sale of the Shares, the Buyer shall pay to the Seller the sum of One Million Dollars and 00/100 ($1,000,000.00) in cash or immediately available funds as follows: the Palmer Trust - one hundred thousand ($100,000) dollars; the Peter Trust - five hundred thousand ($500,000) dollars; and Peter Dixon - four hundred thousand ($400,000) dollars.
     1.03 RENDERING OF CONSIDERATION; DOCUMENTARY STAMPS; TAXES. The consideration for the Stock shall be deemed rendered upon the completion of the Closing. No additional funds or consideration shall be required to be provided or paid at said Closing or thereafter. The certificates to be delivered to Buyer shall have all necessary documentary stamps affixed thereto and Seller shall be liable for, and shall pay in full, all transfer taxes due in connection with the sale of the Stock to the Buyer.

    II.  REPRESENTATIONS OF SELLER
     2.01 AUTHORIZATION; ISSUANCE, ETC. The Company represents that the Stock to be sold hereunder is duly authorized, validly issued, fully paid and non-assessable.
     2.02 LIENS, ENCUMBRANCES. The Company represents that the Stock to be sold hereunder is free and clear of all liens and encumbrances and that the Company's issuance of said Stock to Buyer will not violate any agreement, contract, judgment or law to which the Company may be a part or which may otherwise affect the Company.

    III.  MISCELLANEOUS
     3.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, executors, admistrators, successors and assigns.
     3.02  ENTIRE AGREEMENT.   This Agreement and the documents delivered
concurrently herewith or pursuant hereto contain all of the terms of the agreement among the parties with respect to the transactions contemplated hereby and thereby and the subject matter hereof and thereof.
     3.03 HEADINGS. The headings of the paragraphs of this Agreement are for convenience and reference only and do not form a part hereof or in any way modify, interpret, or construe the meaning of the provisions hereof.
     3.04 NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent and actually received by courier service,overnight delivery service or first class mail, postage prepaid or if transmitted (and actually received) by any telecommunication device (e.g. telex or telecopier) and addressed or sent to the respective parties' addresses specified below. Any party may change its address by giving notice in writing to the other parties of its new address.

To any Buyer:                c/o Peter T. Dixon
                             79 East 79th Street
                             New York, NY 10021-0202

To the Company:              Puro Corporation of America
                             56-45 58th Street
                             New York, NY 11378

                             Attention:  Mr. Jack C. West,
                                         President

With a copy to:              Lev & Berlin, P.C.
                             535 Connecticut Avenue
                             Norwalk, Connecticut 06854

                             Attention: Duane L. Berlin, Esq.

     3.05 AMENDMENTS. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by the parties hereto.
     3.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     3.07 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


                                            PURO CORPORATION OF AMERICA



                                            By:/s/Jack C. West
------------------------                       -------------------------------
                                               Jack C. West,
                                               Its Co-President
------------------------                       Hereunto Duly Authorized

                                            By:/s/Scott Levy
------------------------                       -------------------------------
                                               Scott Levy,
                                               Its Co-President
------------------------                       Hereunto Duly Authorized

                                            The Trust Under Article 16 of
                                            the Will of W. Palmer Dixon,
                                            for the Benefit of Palmer
                                            Dixon and The Trust Under
                                            Article 16 of the Will of W.
                                            Palmer Dixon, for the Benefit
                                            of Peter T. Dixon

                                            By:/s/ Peter T. Dixon
------------------------                       -------------------------------
                                                     Peter T. Dixon,
                                               Hereunto Duly Authorized
------------------------


                                               /s/ Peter T. Dixon
------------------------                       -------------------------------
                                               Peter T. Dixon, Individually


------------------------